Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2022 SECOND QUARTER RESULTS

NEW YORK, NY – July 27, 2022 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion” or the “Company”), a finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, announced today its results for the quarter ended June 30, 2022.

2022 Second Quarter Highlights

•	Net income grew 30% to $13.3 million, or $0.54 per share, compared to $10.3 million, or $0.41 per share, in the prior year quarter.

•	Net interest income grew 32% to $38.9 million from $29.5 million in the prior year quarter.

•	Net interest margin was 9.07%, compared to 8.84% in the prior year quarter.

•	Loan originations increased 45% to $305.0 million from $210.9 million in the prior year quarter.

•	Total assets exceeded $2 billion for the first time, ending the quarter at $2.1 billion.

•	A cash dividend of $0.08 per share was paid on May 31, 2022.

•	The Company repurchased 1,272,150 shares of its common stock during the quarter for $10 million.

Executive Commentary – Andrew Murstein, President of Medallion

“We are very pleased with our second quarter results. The continued growth in our consumer and commercial lending businesses generated positive results. Loan originations were 45% higher this quarter over last year, which helped our recreation loan portfolio grow 24%, our home improvement loan portfolio grow 43%, and our commercial loan portfolio grow 39%. We also returned money to our shareholders with the repurchase of $10 million of our common stock under our $35 million stock repurchase program and the declaration and payment of an $0.08 per share dividend.”

Loan Detail

•	During the quarter, net charge-offs were $0.7 million, compared to $10.2 million in the prior year quarter.

•	Loans 90 days or more past due were 0.3% of loans at June 30, 2022, compared to 0.2% at June 30, 2021.

Business Segment Highlights

Consumer Lending Segments

•	Originations grew to $275.4 million during the quarter, or 40% over the $197.5 million of the prior year quarter.

•	Consumer loans were $1.6 billion as of June 30, 2022, compared to $1.3 billion a year ago.

•	Consumer loans were 94% of total loans as of June 30, 2022, similar to a year ago.

•	The loan portfolios grew 24% for recreation and 43% for home improvement from June 30, 2021.

•	Net interest income grew 16% to $38.4 million for the quarter, from $33.1 million in the prior year quarter.

•	The average interest rate on the portfolio was 12.33% at quarter-end, compared to 13.14% a year ago.

•

Consumer loans 90 days or more past due were $4.2 million, or 0.3% of gross consumer loans, as of June 30, 2022, compared to $2.8 million, or 0.2%, a year ago. Delinquencies continued to be lower than historical averages.

Commercial Lending Segment

•	The Company originated $19.3 million in loans during the second quarter, compared to $11.1 million in the prior year quarter.

•	Commercial loans were $96.9 million at June 30, 2022, compared to $69.5 million a year ago.

•	The average interest rate on the portfolio was 12.33%, compared to 12.69% a year ago.

Medallion Lending Segment

•	The Company collected $13.1 million in the second quarter.

•

Total net medallion exposure declined to $30.8 million (comprised of $4.7 million of loans net of allowance for loan losses and $26.1 million of loan collateral in process of foreclosure), representing less than 2% of the Company’s total assets, as of June 30, 2022.

Capital Allocation

Quarterly Dividend

•	The Board of Directors declared a quarterly cash dividend of $0.08 per share payable on August 31, 2022, to shareholders of record at the close of business on August 15, 2022.

Stock Repurchase Plan

•	During the second quarter, the Company repurchased 1,272,150 shares of its common stock at an average cost of $7.84 per share, for a total of $10 million.

Conference Call Information

The Company will host a conference call to discuss its second quarter financial results tomorrow, Thursday, July 28, 2022, at 9:00 a.m. Eastern time.

The Company will release an updated quarterly supplement presentation in conjunction with the earnings call. The presentation is now available at www.medallion.com and will also be discussed during the call.

•	Conference Call Dial-In: (800) 919-0370 (U.S.) or (212) 231-2915 (international).

•	Live Webcast: available on Medallion’s website at http://www.medallion.com/investors.html

•	Call Replay: available following the end of the call through Thursday, August 4, 2022, by telephone at (844) 512-2921 (U.S.) or (412) 317-6671 (international), passcode 2201 9899.

•	Webcast Replay: available at http://www.medallion.com/investors.html until the next quarter’s results are announced.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding medallion loan portfolio, the potential for future asset growth and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the COVID-19 pandemic on Medallion’s business, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control, the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Medallion, its customers and third parties. In addition to risks related to the ongoing COVID-19 pandemic, for a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2021 Annual Report on Form 10-K.

Company Contact:

Investor Relations

212-328-2176

InvestorRelations@medallion.com

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share and per share data)	June 30, 2022	December 31, 2021	June 30, 2021
Assets
Cash, cash equivalents, and federal funds sold	$126,330	$124,484	$91,553
Equity investments and investment securities	61,300	54,498	58,397
Loans	1,734,621	1,488,924	1,340,567
Allowance for loan losses	(59,152)	(50,166)	(46,946)

Net loans receivable	1,675,469	1,438,758	1,293,621

Loan collateral in process of foreclosure	26,974	37,430	49,039
Goodwill and intangible assets	173,562	174,283	201,171
Other assets	48,496	43,604	45,966

Total assets	$2,112,131	$1,873,057	$1,739,747

Liabilities
Deposits	$1,469,241	$1,250,880	$1,152,068
Long-term debt	219,377	219,973	214,971
Accounts payable and other liabilities	27,546	19,113	23,398
Deferred tax liabilities and other tax payables	24,048	18,210	8,591
Operating lease liabilities	9,078	9,053	9,889
Short-term borrowings	—	—	8,016

Total liabilities	1,749,290	1,517,229	1,416,933

Commitments and contingencies
Total stockholders’ equity	294,053	287,040	250,718

Non-controlling interest in consolidated subsidiaries	68,788	68,788	72,096

Total equity	362,841	355,828	322,814

Total liabilities and equity	$2,112,131	$1,873,057	$1,739,747

Number of shares outstanding	24,239,320	25,173,386	25,061,764

Book value per share	$12.13	$11.40	$10.00

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share data)	2022	2021	2022	2021
Total Interest Income	$47,111	$37,375	$90,414	$74,455
Total Interest Expense	8,230	7,884	15,605	16,292

Net Interest Income	38,881	29,491	74,809	58,163

Provision (benefit) for loan losses	7,759	(682)	10,999	2,336

Net interest income after provision for loan losses	31,122	30,173	63,810	55,827

Other income (loss)
Gain on equity investments	4,241	3,205	4,108	3,205
Write-down of loan collateral in process of foreclosure	(128)	(2,162)	(514)	(4,947)
Gain on extinguishment of debt	—	2,859	—	4,626
Sponsorship and race winnings, net	—	4,345	—	6,818
Other income (loss)	3,245	(480)	5,293	1

Total other income, net	7,358	7,767	8,887	9,703

Other expenses
Salaries and employee benefits	7,730	7,901	15,298	13,586
Professional fees	4,392	2,224	8,384	2,730
Other expenses	3,573	3,649	6,749	7,098
Loan servicing fees	2,119	1,731	4,072	3,378
Collection costs	999	1,641	2,342	2,874
Race team related expenses	—	2,674	—	4,796

Total other expenses	18,813	19,820	36,845	34,462

Income before income taxes	19,667	18,120	35,852	31,068

Income tax provision	4,856	6,528	9,687	10,406

Net income after taxes	14,811	11,592	26,165	20,662

Less: income attributable to the non-controlling interest	1,511	1,325	3,024	1,964

Total net income attributable to Medallion Financial Corp.	$13,300	$10,267	$23,141	$18,698

Income per common share:
Basic	$0.55	$0.42	$0.95	$0.76
Diluted	$0.54	$0.41	$0.93	$0.75
Weighted average shares outstanding:
Basic	24,153,015	24,595,822	24,459,870	24,557,511
Diluted	24,421,867	24,950,512	24,751,012	24,923,023
Dividends declared	$0.08	$0.00	$0.16	$0.00

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